UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2005

    The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On February 14, 2005, the Interpublic Group of Companies Inc. (“Interpublic”) entered into a Supplemental Agreement attached as Exhibit 10.1 hereto, with Michael I. Roth, the current executive Chairman and Chief Executive Officer of Interpublic. The Supplemental Agreement amended Mr. Roth’s existing employment agreement (the “Employment Agreement”) (filed as Exhibit 10(III)(A)(9) to Interpublic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004). Under the terms of the Supplemental Agreement, Mr. Roth’s annual base salary under the Employment Agreement was increased from $950,000 to $1,100,000, effective January 19, 2005.

In addition, in recognition of Mr. Roth’s promotion to his current role, on February 14, 2005 Interpublic granted Mr. Roth options (the “Options”) to purchase 450,000 shares of Interpublic common stock at an exercise price of $13.645 per share pursuant to and accordance with the terms and conditions of Interpublic’s 2004 Performance Incentive Plan (the “2004 PIP”) (filed as Appendix B to Interpublic’s 2004 proxy statement on April 23, 2004). The Options will vest and become exercisable in three equal annual installments of 150,000 on the second, third and fourth anniversaries of grant, subject to Mr. Roth’s continued employment with Interpublic through the applicable vesting date, and will vest automatically on a change of control of Interpublic pursuant to the terms of the 2004 PIP. On any termination of Mr. Roth’s employment with Interpublic, any unvested Options will be forfeited.

Pursuant to the Supplemental Agreement Interpublic also granted Mr. Roth 450,000 restricted shares (the “Restricted Shares”) under the 2004 PIP. At grant, the Restricted Shares had an aggregate value of $6,120,000 and a risk-adjusted value of $4,500,000. The Restricted Shares will only vest if certain performance conditions are met (subject to accelerated vesting of a portion of the Restricted Shares on a change of control of Interpublic, as described below). In particular, 150,000 of the Restricted Shares will vest on February 13, 2007, subject to Mr. Roth’s continued employment with Interpublic through such date, if: (1) Interpublic attains cumulative constant dollar revenue reflecting average annual growth of 4.5% or better in 2005-2006, (2) in 2006, Interpublic’s growth equals or exceeds 5%, and (3) Interpublic’s average operating margins during 2005 and 2006 are at 10.5% or higher. 300,000 of the Restricted Shares will vest on February 13, 2010, subject to Mr. Roth’s continued employment with Interpublic through such date, if: (1) Interpublic’s average constant-dollar revenue growth for the 2007-2009 period is 6.3% or higher, (2) during 2009, constant dollar revenue growth is at least 7%, (3) Interpublic’s average operating margins during the period from 2007-2009 are at 14.7% or higher, (4) cumulative constant dollar revenue during the period from 2005-2010 is $35.6 billion or greater, and (5) cumulative operating income during the period from 2005-2010 is $4.7 billion or greater. The Board of Directors of Interpublic retains discretion to make adjustments to the performance goals in the event of extraordinary corporate events, such as acquisitions or divestitures.

If Mr. Roth’s employment terminates for any reason prior to the vesting of the Restricted Shares, the unvested Restricted Shares will be terminated. A pro rata portion of any unvested portion of the Restricted Shares will vest in the event of a “change of control” of Interpublic, as such term is defined in Mr. Roth’s executive severance agreement (filed as Exhibit 10(III)(A)(10) to Interpublic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004). The pro-rata portion will be determined based on the number of months elapsed since the grant date plus 12, divided by 60.

Item 9.01

(c) Exhibits

Exhibit 10.1              Supplemental Agreement with Michael I. Roth (filed pursuant to Item 1.01)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: February 17, 2005	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary